Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Hyperdynamics Corporation
Houston, Texas

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated September 21, 2005 relating to the consolidated financial statements as of June 30, 2005 and 2004 and for the years ended June 30, 2005, 2004 and 2003, included herein. We also consent to the reference to us under the heading “INTEREST OF NAMED EXPERTS AND COUNSEL” in this Registration Statement.

(signed)____________________________
/s/ Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

December _______________ , 2005